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                                                                 Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 5, 2005 relating to the combined financial statements and financial statement schedules of Compensation Risk Managers, LLC and Affiliates and to the use of our report dated September 19, 2005 (except with respect to Note 2 as to which the date is November 4, 2005) on the balance sheet of CRM Holdings, Ltd. in this Registration Statement on Form S-1.


                                                       /s/ JOHNSON LAMBERT & CO.


Reston, Virginia
December 6, 2005